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Filed Pursuant to Rule 424(b)(5)
File Number 333-157646

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Registered	Shares Registered(1)	Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, $0.01 par value	4,000,000	$27.86	$111,440,000	$6,218.35

(1)
The securities registered herein are offered pursuant to an automatic shelf registration statement.

(2)
Estimated solely for purposes of calculating the amount of the registration fee, based on the average of the high and low sale prices of our common stock as reported on the New York Stock Exchange on August 18, 2009, in accordance with Rule 457(c).

(3)
The registration fee has been transmitted to the Securities and Exchange Commission in connection with the offering of common stock pursuant to Registration Statement No. 333-157646 on Form S-3 by means of this prospectus supplement in accordance with Rule 457(r).

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 3, 2009)

4,000,000 Shares

AECOM TECHNOLOGY CORPORATION

COMMON STOCK

We entered into an equity distribution agreement with UBS Securities LLC on August 19, 2009 relating to shares of our common stock, $0.01 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell up to 4,000,000 shares of our common stock from time to time through or to UBS Securities LLC as our sales agent and/or principal. We will pay UBS Securities LLC an aggregate fee of up to 2% of the gross sales price per share of shares sold through it as agent under the equity distribution agreement.

Under the terms of the equity distribution agreement, if we determine to sell shares of our common stock to UBS Securities LLC as principal for its own account, we will enter into a separate terms agreement with UBS Securities LLC, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

UBS Securities LLC is not required to sell any specific number or dollar amount of shares of our common stock but will use its commercially reasonable efforts, as our agent and subject to the terms of the equity distribution agreement, to sell the shares offered, as instructed by us. There is no arrangement for shares to be received in an escrow, trust or similar arrangement. The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the equity distribution agreement and (ii) the termination of the equity distribution agreement by either UBS Securities LLC or us.

Our common stock is traded on the New York Stock Exchange under the symbol "ACM." On August 18, 2009, the last reported sale price of our common stock on the New York Stock Exchange was $28.05 per share.

Investing in our common stock involves risks that are described in the "Risk Factors" section beginning on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

UBS Investment Bank

August 19, 2009

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information about securities we may offer from time to time. Some of the information in the accompanying prospectus does not apply to this offering. You should read the entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference that are described under "Where You Can Find More Information" in the accompanying prospectus.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any written communication from us specifying the final terms of the offering. To the extent the information in this prospectus supplement differs from the information in the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or accompanying prospectus, you should rely on the information in this prospectus supplement. Neither we nor UBS Securities LLC have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor UBS Securities LLC are making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us specifying the final terms of the offering, is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, before making an investment decision.

        References in this prospectus supplement to "AECOM," "the Company," "we," "us" or "our" refer to AECOM Technology Corporation and its consolidated subsidiaries, unless we indicate otherwise.

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary provides an overview of selected information about us and this offering. It does not contain all of the information that you should consider before making a decision to invest in our common stock. You should read carefully this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and accompanying prospectus, and the registration statement of which the accompanying prospectus is a part in its entirety before investing in our common stock, especially the information under "Risk Factors."

Our Company

        We are a leading global provider of professional technical and management support services for commercial and government clients around the world. We provide planning, consulting, architectural and engineering design, and program and construction management services for a broad range of projects, including highways, airports, bridges, mass transit systems, government and commercial buildings, water and wastewater facilities and power transmission and distribution. We also provide facilities management, training, logistics and other support services, primarily for agencies of the U.S. government.

        Through our network of approximately 44,000 employees, we provide our services in a broad range of end markets, including the transportation, facilities, environmental, and energy markets. According to Engineering News-Record's ("ENR") 2009 Design Survey, we are the largest general architectural and engineering design firm in the world, ranked by 2008 design revenue. In addition, we are ranked by ENR as the leading firm in a number of design end markets, including transportation and general building.

        We were formed in 1980 as Ashland Technology Corporation, a Delaware corporation and a wholly owned subsidiary of Ashland Inc., an oil and gas refining and distribution company. Our principal executive offices are located at 555 South Flower Street, 37th Floor, Los Angeles, California 90071 and our telephone number is (213) 593-8000. Our website is located at http://www.aecom.com. The information contained on our website is not a part of this prospectus supplement.

The Offering

Common Stock Offered	Up to 4,000,000 shares of common stock.
Use of Proceeds	We intend to use the proceeds from the sale of our common stock offered hereby primarily to fund future acquisitions, and for general corporate purposes.
Risk Factors
An investment in our common stock involves a high degree of risk. You should carefully consider the information under "Risk Factors" and all other information included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference before investing in our common stock.
New York Stock Exchange Symbol	ACM

 RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before you decide whether to purchase any of our common stock, in addition to the following risk factors, you should carefully consider, among other things, the risks relating to our business discussed under "Risk Factors" in our quarterly report on Form 10-Q for the quarterly period ended June 30, 2009, which is incorporated herein by reference, and the other information in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

Our quarterly operating results may fluctuate significantly, which could have a negative effect on the price of our common stock.

        Our quarterly revenue, expenses and operating results may fluctuate significantly because of a number of factors, including:

  •
  the spending cycle of our public sector clients;

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  employee hiring and utilization rates;

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  the number and significance of client engagements commenced and completed during a quarter;

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  the ability of clients to terminate engagements without penalties;

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  the ability of our project managers to accurately estimate the percentage of the project completed;

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  delays incurred as a result of weather conditions;

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  delays incurred in connection with an engagement;

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  the size and scope of engagements;

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  the timing and magnitude of expenses incurred for, or savings realized from, corporate initiatives;

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  the impairment of goodwill or other intangible assets; and

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  general economic and political conditions.

        Variations in any of these factors could cause significant fluctuations in our operating results from quarter to quarter and could cause the price of our common stock to fluctuate and decline.

Our charter documents contain provisions that may delay, defer or prevent a change of control.

        Provisions of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire control of us, even if the change in control would be beneficial to stockholders. These provisions include the following:

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  division of our Board of Directors into three classes, with each class serving a staggered three-year term;

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  removal of directors for cause only;

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  ability of our Board of Directors to authorize the issuance of preferred stock in series without stockholder approval;

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  two-thirds stockholder vote requirement to approve specified business combinations, which include a sale of substantially all of our assets;

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  vesting of exclusive authority in our Board of Directors to determine the size of our Board of Directors (subject to limited exceptions) and to fill vacancies;

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  advance notice requirements for stockholder proposals and nominations for election to our Board of Directors; and

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  prohibitions on our stockholders from acting by written consent and limitations on calling special meetings.

We do not expect to pay any cash dividends for the foreseeable future.

        We do not anticipate paying any cash dividends to our stockholders for the foreseeable future. Our credit facilities also restrict our ability to pay dividends. Accordingly, you may have to sell some or all of your common stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell our common stock and may lose some or all of the amount of your investment. Any determination to pay dividends in the future will be made at the discretion of our Board of Directors and will depend on our results of operations, financial conditions, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant.

Our stock price may fluctuate substantially, which will affect the prices at which the shares may be sold in the future.

        The market price of our common stock has fluctuated in the past and is likely to fluctuate in the future. Among the factors that could affect our stock price are:

  •
  quarterly variations in our operating results;

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  changes in revenue or earnings estimates or publication of research reports by analysts;

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  speculation in the press or investment community;

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  strategic actions by us or our competitors, such as acquisitions or restructurings;

  •
  general market conditions; and

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  domestic and international economic factors unrelated to our performance.

        The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In particular, we cannot assure you that you will be able to resell your shares at or above the price per share in this offering.

The price of our common stock may be adversely affected by the future issuance and sale of our common stock or other equity securities, including pursuant to the equity distribution agreement, or by our announcement that such issuances and sales may occur.

        We cannot predict the size of future issuances or sales of our common stock or other equity securities, including those made pursuant to the equity distribution agreement, future acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our common stock. In addition, UBS Securities LLC, as agent for sales under the equity distribution agreement, will not engage in any transactions that stabilize the price of our common stock. The issuance and sale of substantial amounts of common stock or other equity securities, including the issuances and sales pursuant to the equity distribution agreement, or announcement that such issuances and sales may occur, could adversely affect the market price of our common stock.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of our common stock offered hereby (after deducting the sales agent's commission and our estimated offering expenses) primarily to fund future acquisitions, and for general corporate purposes. Until we use the net proceeds as described above, we intend to invest the net proceeds in short-term securities.

PLAN OF DISTRIBUTION

        We entered into an equity distribution agreement with UBS Securities LLC on August 19, 2009 under which we may offer and sell up to 4,000,000 shares of our common stock from time to time through UBS Securities LLC as our sales agent. As agent, UBS Securities LLC will not engage in any transactions that stabilize the price of our common stock.

        UBS Securities LLC, as agent, will use its commercially reasonable efforts to solicit offers to purchase the shares of common stock on a daily basis or as otherwise agreed upon by us and UBS Securities LLC. We will designate the maximum amount of shares of common stock to be sold through UBS Securities LLC on a daily basis or otherwise as we and UBS Securities LLC agree. Subject to the terms and conditions of the equity distribution agreement, UBS Securities LLC will use its commercially reasonable efforts to sell on our behalf all of the designated shares of common stock. We may instruct UBS Securities LLC not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or UBS Securities LLC may suspend the offering of shares of common stock by notifying the other.

        We will pay UBS Securities LLC an aggregate fee of up to 2% of the gross sales price per share of shares sold through it as agent under the equity distribution agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares. We have agreed to reimburse UBS Securities LLC for its reasonable attorneys' fees. We also have agreed to reimburse UBS Securities LLC for certain of its other expenses in certain circumstances.

        Settlement for sales of common stock will occur on the third business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        Under the terms of the equity distribution agreement, we also may sell shares to UBS Securities LLC as principal for its own account at a price agreed upon at the time of sale. If we sell shares to UBS Securities LLC as principal, we will enter into a separate terms agreement with UBS Securities LLC and we will describe this agreement in a separate prospectus supplement or pricing supplement.

        In connection with the sale of the common stock on our behalf, UBS Securities LLC may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the compensation paid to UBS Securities LLC may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to UBS Securities LLC against certain civil liabilities, including liabilities under the Securities Act. UBS Securities LLC may engage in transactions with, or perform other services for, us in the ordinary course of business.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. ("FINRA"), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the shares offered hereby.

        If UBS Securities LLC or we have reason to believe that our common stock is no longer an "actively-traded security" as defined under Rule 101(c)(1) of Regulation M under the Securities Exchange Act of 1934, as amended, that party will promptly notify the other, and sales of common stock under the equity distribution agreement and any terms agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of UBS Securities LLC and us.

        The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the equity distribution agreement and (ii) the termination of the equity distribution agreement by either UBS Securities LLC or us.

        UBS Securities LLC and its affiliates have provided and may provide commercial banking, financial advisory and investment banking services to us for which they receive fees. UBS Securities LLC and its affiliates may from time to time in the future engage in transactions with us and perform services for us in the ordinary course of their business.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, Los Angeles, California and for the underwriters by Latham & Watkins LLP, Los Angeles, California. Latham & Watkins LLP has from time to time represented the Company in matters unrelated to this offering.

EXPERTS

        The consolidated financial statements of AECOM Technology Corporation appearing in AECOM Technology Corporation's Annual Report (Form 10-K/A) for the year ended September 30, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

        The financial statements of Earth Tech as of and for the years ended September 28, 2007, September 29, 2006 and September 30, 2005, included in Form 8-K/A filed by AECOM Technology Corporation on October 10, 2008 (the "Form 8-K/A") and incorporated by reference in this prospectus supplement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in Form 8-K/A (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of new accounting principles), and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Any document that we file with the SEC may be inspected without charge at the public reference facilities maintained by the SEC in its Public Reference Room, 100 F. Street, N.E., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from such office after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. You may also access our SEC filings on our website at http://www.aecom.com.

 INCORPORATION BY REFERENCE

        This prospectus supplement incorporates documents by reference which are not presented in or delivered with this prospectus supplement. You should rely only on the information contained in this prospectus supplement and in the documents that we have incorporated by reference into this prospectus supplement. We have not authorized anyone to provide you with information that is different from or in addition to the information contained in this document and incorporated by reference into this prospectus supplement.

        We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

  •
  our Annual Report on Form 10-K/A for the year ended September 30, 2008 (including information specifically incorporated by reference therein from our Proxy Statement, filed with the SEC on January 23, 2009, for our 2009 Annual Meeting of Stockholders);

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  our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2008, March 31, 2009 and June 30, 2009;

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  our Current Reports on Form 8-K filed with the SEC on October 10, 2008, December 5, 2008, March 4, 2009, March 11, 2009 and June 3, 2009; and

  •
  the description of our capital stock contained in our registration statement on Form S-1 (Registration No. 333-141142) filed with the SEC on May 8, 2007, including any amendment or report filed with the SEC for purpose of updating this description.

        We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement to the end of the offering of the securities. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we may file with the SEC, unless otherwise specified in such current report or in a particular prospectus supplement.

        We will furnish without charge to you, including any beneficial owner to whom a prospectus supplement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to AECOM Technology Corporation, 555 South Flower Street, 37th Floor, Los Angeles, California 90071, Attention: Corporate Secretary, telephone: (213) 593-8000.

PROSPECTUS

AECOM TECHNOLOGY CORPORATION

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS

        We or selling securityholders may, from time to time, offer to sell debt securities, common stock, preferred stock or warrants. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is traded on the New York Stock Exchange under the symbol "ACM."

        Investing in our securities involves risks. See "Risk Factors" section of our filings with the SEC and the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is March 3, 2009.

        If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS
(Cautionary Statements Under the Private Securities Litigation Reform Act of 1995)

        This prospectus and the documents incorporated herein by reference contain statements which, to the extent that they do not recite historical fact, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "believe," "expect," "estimate," "may," "will," "could," "plan" or "continue" and similar expressions are intended to identify forward-looking statements. Such forward-looking information involves important risks and uncertainties that could materially alter results in the future from those expressed in any forward-looking statements made by us or on our behalf. These risks and uncertainties include, but are not limited to:

  •
  the current economic downturn in the U.S. and international markets;

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  our dependence on long-term government contracts, which are subject to the government's budgetary approval process;

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  the possibility that our government contracts may be terminated by the government;

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  our ability to successfully manage our joint ventures;

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  the risk of employee misconduct or our failure to comply with laws and regulations;

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  our ability to successfully execute our mergers and acquisitions strategy, including the integration of new companies into our business;

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  our ability to attract and retain key technical and management personnel;

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  our ability to complete our backlog of uncompleted projects as currently projected;

  •
  competitive pressures and trends in our industry;

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  our liquidity and capital resources; and

  •
  other factors identified throughout this prospectus and the documents incorporated herein by reference.

        Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or developments after the date of this prospectus.

        In addition, the documents incorporated by reference into this prospectus contains industry data related to our business and the markets in which we operate. This data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results could differ from the projections.

        We caution you that forward-looking statements are only predictions and that actual events or results may differ materially. In evaluating these statements, you should specifically consider the various factors that could cause actual events or results to differ materially from those indicated by the forward-looking statements, including the information that we discuss in the section entitled "Risk Factors" in our SEC filings, including the quarterly report on Form 10-Q for the quarter ended December 31, 2008.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, from time to time.

        The types of securities that we may offer and sell, from time to time, pursuant to this prospectus are:

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  debt securities;

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  common stock;

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  preferred stock; and

  •
  warrants.

        Each time we sell securities pursuant to this prospectus, we will provide, in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

  •
  the type and amount of securities that we propose to sell;

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  the initial public offering price of the securities;

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  the names of any underwriters or agents through or to which we will sell the securities;

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  any compensation of those underwriters or agents; and

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  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

        In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

        You should rely on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

THE COMPANY

        We are a leading global provider of professional technical and management support services for commercial and government clients around the world. We provide planning, consulting, architectural and engineering design, and program and construction management services for a broad range of projects, including highways, airports, bridges, mass transit systems, government and commercial buildings, water and wastewater facilities and power transmission and distribution. We also provide facilities management, training, logistics and other support services, primarily for agencies of the U.S. government.

        Through our network of approximately 43,000 employees, we provide our services in a broad range of end markets, including the transportation, facilities, environmental, and energy markets. According to Engineering News-Record's ("ENR") 2008 Design Survey, we are the largest general architectural and engineering design firm in the world, ranked by 2007 design revenue. In addition, we are ranked by ENR as the leading firm in a number of design end markets, including transportation and general building.

        We were formed in 1980 as Ashland Technology Corporation, a Delaware corporation and a wholly owned subsidiary of Ashland Inc., an oil and gas refining and distribution company. Our principal executive offices are located at 555 South Flower Street, 37th Floor, Los Angeles, California 90071 and our telephone number is (213) 593-8000. Our website is located at http://www.aecom.com. The information contained on our website is not a part of this prospectus.

        References in this prospectus to "AECOM," "the Company," "we," "us" or "our" refer to AECOM Technology Corporation and its consolidated subsidiaries, unless we indicate otherwise.

USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

Quarter ended December 31, 2008	Year ended September 30, 2008	Year ended September 30, 2007	Year ended September 30, 2006	Year ended September 30, 2005	Year ended September 30, 2004
5.5x	7.0x	5.5x	3.4x	4.5x	4.8x

        The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, fixed charges consist of interest expense, including amortization of capitalized debt issuance costs and such portion of rental expense that is attributable to interest expense. Earnings consist of income before taxes, excluding undistributed earnings of unconsolidated joint ventures, plus fixed charges.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED SECURITY DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preferred security dividends for each of the periods indicated:

Quarter ended December 31, 2008	Year ended September 30, 2008	Year ended September 30, 2007	Year ended September 30, 2006	Year ended September 30, 2005	Year ended September 30, 2004
5.5x	7.0x	5.5x	3.1x	3.3x	3.4x

        The ratio of earnings to combined fixed charges and preferred security dividends was computed by dividing earnings by combined fixed charges and preferred security dividends. For this purpose, fixed charges consist of interest expense, including amortization of capitalized debt issuance costs and such portion of rental expense that is attributable to interest expense. Earnings consist of income before taxes, excluding undistributed earnings of unconsolidated joint ventures, plus fixed charges.

 DESCRIPTION OF CAPITAL STOCK

Common Stock

        As of February 4, 2009, we had 150,000,000 authorized shares of common stock, of which 104,904,879 shares were outstanding. Holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. All shares of common stock have equal voting rights.

        Subject to the rights pertaining to any series of preferred stock, in the event of our liquidation, holders of our common stock are entitled to share ratably in our assets legally available for distribution after the payment of our debts. The shares of common stock have no preemptive, subscription, conversion or redemption rights.

        Subject to the rights of the holders of preferred stock, the holders of the common stock are entitled to receive dividends, when, as and if declared by our Board of Directors, from funds legally available for such dividend payments.

Preferred Stock

        As of February 4, 2009, we had 8,000,000 authorized shares of preferred stock, of which 25,200 shares were outstanding. Under our certificate of incorporation, our Board of Directors, without further approval of the stockholders, may establish the powers, preferences, rights, qualifications and limitations, including the dividend rights, dividend rates, conversion rights, conversion prices, voting rights and redemption rights, of any series of preferred stock and may authorize the issuance of any such series. We will set forth in the applicable prospectus supplement a description and the particular terms of any series of preferred stock that may be offered pursuant to this prospectus.

DESCRIPTION OF OTHER SECURITIES

        We will set forth in the applicable prospectus supplement a description and the particular terms of any debt securities or warrants that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

        The securities being offered by this prospectus may be sold by us or by a selling securityholder:

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  through agents;

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  to or through underwriters;

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  through broker-dealers (acting as agent or principal);

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  directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

  •
  through a combination of any such methods of sale; or

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  through any other methods described in a prospectus supplement.

        The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other exchange where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

        We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of AECOM Technology Corporation included in AECOM Technology Corporation's Annual Report (Form 10-K/A) for the year ended September 30, 2008, and the effectiveness of AECOM Technology Corporation's internal control over financial reporting as of September 30, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The financial statements of Earth Tech as of and for the years ended September 28, 2007, September 29, 2006 and September 30, 2005, included in Form 8-K/A filed by AECOM Technology Corporation on October 10, 2008 (the "Form 8-K/A") and incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in Form 8-K/A (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of new accounting principles), and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file periodic reports, proxy statements and other information with the SEC. Any document that we file with the SEC may be inspected without charge at the public reference facilities maintained by the SEC in its Public Reference Room, 100 F. Street, N.E., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from such office after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. You may also access our SEC filings on our website at http://www.aecom.com.

INCORPORATION BY REFERENCE

        THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT

FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

        We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

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  our Annual Report on Form 10-K/A for the year ended September 30, 2008 (including information specifically incorporated by reference therein from our Proxy Statement, filed with the SEC on January 23, 2009, for our 2009 Annual Meeting of Stockholders);

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  our Quarterly Report on Form 10-Q for the quarter ended December 31, 2008;

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  our Current Reports on Form 8-K filed with the SEC on October 10, 2008 and December 5, 2008; and

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  the description of our capital stock contained in our registration statement on Form S-1 (Registration No. 333-141142) filed with the SEC on May 8, 2007, including any amendment or report filed with the SEC for purpose of updating this description.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the securities. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we may file with the SEC, unless otherwise specified in such current report or in a particular prospectus supplement.

        We will furnish without charge to you, including any beneficial owner to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to AECOM Technology Corporation, 555 South Flower Street, 37th Floor, Los Angeles, California 90071, Attention: Corporate Secretary, telephone: (213) 593-8000.